MOORE STEPHENS

ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada	V6J 1G1
Telephone: (604) 734-1112 Facsimile: (604) 714-5916

www.ellisfoster.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our report dated February 5, 2005 with respect to the consolidated financial statements of Dragon Pharmaceutical Inc. & Subsidiaries included in its Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Form S-8 (No. 333-55794) pertaining to Stock Options granted to directors, technical advisors, and employees under stock option agreements.

Form S-8 (No. 333-64342) pertaining to Kim Foo Tai.

“MOORE STEPHENS ELLIS FOSTER LTD.”

Vancouver, British Columbia	Chartered Accountants

Canada

March 28, 2005

MSEFA partnership of incorporated professionals

An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
- members in principal cities throughout the world